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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Equity Participation Plan of Golden Telecom, Inc. of our report dated February 8, 2000, with respect to the consolidated financial statements and schedules of Golden Telecom, Inc., included in its Annual Report on Form 10-K for the year ended December 31, 1999, filed with the Securities and Exchange Commission.



                                        /s/ Ernst & Young (CIS) Limited


Moscow, Russia
July 17, 2000